UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020 (April 28, 2020)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, the Board of Directors of the Company appointed Jeffrey Jacobs, 44, as Head of Accounting & Financial Reporting serving as the principal accounting officer of the Company, effective as of May 1, 2020. Mr. Jacobs has served as our Vice President, Finance since December 2016, and as Director, Finance from April 2015 when he joined the Company until December 2016. Mr. Jacobs is a certified public accountant (inactive) and holds a Bachelor of Business Administration (Accounting) degree and a Master of Accountancy degree from the University of Wisconsin-Madison.

In connection with his appointment to the principal accounting officer of the Company, Mr. Jacobs will be paid an annual base salary of $240,000. Further, Mr. Jacobs is eligible to participate in Ceridian’s variable incentive plan on the same terms as similarly situated executives and with a target annual payout based upon 40% of his annual base salary. Mr. Jacobs will further be eligible to participate in such other benefit programs as made available to executives of Ceridian.

Mr. Jacobs has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ceridian HCM Holding Inc. (the “Company” or “Ceridian”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2020. As of the March 2, 2020 record date (the “Record Date”), there were 142,667,267 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. In addition, the holder of the share of special voting preferred stock (“Special Voting Share”) was entitled to cast a number of votes at the Annual Meeting equal to the number of shares of Common Stock issuable upon exchange of the exchangeable shares of Ceridian AcquisitionCo ULC (the “Exchangeable Shares”) then outstanding as of the Record Date. As of the Record Date, the Exchangeable Shares outstanding were exchangeable for 2,171,157 shares of Common Stock.

In total, 142,667,267 shares of Common Stock together with 2,171,157 Exchangeable Shares then represented by the Special Voting Share were outstanding as of the Record Date, constituting 144,838,424 votes represented by the outstanding shares of the Common Stock and Exchangeable Shares (“Voting Stock”). 140,138,525 shares of Voting Stock were represented at the Annual Meeting (in person or by proxy), constituting 96.76% of the outstanding shares entitled to vote and a quorum to conduct business at the Annual Meeting.

At the Annual Meeting, stockholders of the Company (1) approved the election of Deborah A. Farrington and Thomas M. Hagerty as Class II directors, each to serve for a term of three years ending at Ceridian’s 2023 Annual Meeting of Stockholders; (2) approved “1-year” for the advisory, non-binding vote on frequency of future advisory votes on Ceridian’s named executive officers’ compensation (“say on frequency”); (3) approved the advisory, non-binding vote on the compensation of Ceridian’s named executive officers (“say on pay”); and (4) ratified the appointment of KPMG LLP as Ceridian’s registered public accounting firm for the fiscal year ending December 31, 2020.

The final voting results of the Voting Stock are set forth below:

	For	Against	Withhold/Abstain	Broker Non-Votes
Proposal One – Election of Two Class II Directors:
Deborah A. Farrington	120,946,993	0	17,415,821	1,775,711
Thomas M. Hagerty	105,797,296	0	32,565,518	1,775,711

	One Year	Two Years	Three Years	Withhold/Abstain	Broker Non-Votes
Proposal Two – Advisory Vote on the Frequency of Future Advisory Votes on Ceridian’s Named Executive Officers’ Compensation	138,207,145	3,324	117,440	34,905	1,775,711

	For	Against	Withhold/Abstain	Broker Non-Votes
Proposal Three – Advisory Vote on the Compensation of Ceridian’s Named Executive Officers	74,203,663	64,121,935	37,216	1,775,711

	For	Against	Withhold/Abstain	Broker Non-Votes
Proposal Four – Ratification of KPMG LLP, as Ceridian HCM Holding Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2020	139,526,887	582,392	29,246	0

Regarding Ceridian’s other directors (i) each of David D. Ossip, Andrea S. Rosen and Gerald C. Throop continue to serve as a director for a term ending at Ceridian’s 2021 Annual Meeting of Stockholders and (ii) Brent B. Bickett, Ronald F. Clarke, and Ganesh B. Rao continue to serve as a director for a term ending at Ceridian’s 2022 Annual Meeting of Stockholders.

After consideration of the results of the advisory vote on the frequency of future advisory votes on executive compensation in Proposal Two above and other factors, on April 28, 2020, the Board of Directors of the Company determined that advisory votes on executive compensation will be submitted to stockholders on an annual basis until the next advisory stockholder vote on the frequency of these advisory votes is held, which is currently required to occur no later than the Company’s annual meeting of stockholders held in 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: May 1, 2020